FOR IMMEDIATE RELEASE Financial Information Press Contact: Vincent C. Klinges Chief Financial Officer American Software, Inc. (404) 264-5477 American Software Reports Third Quarter of Fiscal Year 2024 Results Subscription Fee Growth of 9% and Adjusted EBITDA Margin was 16% of revenue from Continuing Operations in Q3 ATLANTA (February 22, 2024) American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the third quarter of fiscal year 2024. During the second quarter of fiscal year 2024 we divested our non-core information technology staffing firm, The Proven Method and its results are included in discontinuing operations. Key Third Quarter Financial Highlights from Continuing Operations: • Subscription fees were $14.1 million for the quarter ended January 31, 2024, a 9% increase compared to $13.0 million for the same period last year. • Total revenues for the quarter ended January 31, 2024 decreased 7% to $25.5 million, compared to $27.4 million for the same period of the prior year, principally due to a decline in services and maintenance fee revenue. • Recurring revenue streams for Maintenance and Cloud Subscriptions were $21.8 million or 86% of total revenues in the quarter ended January 31, 2024 compared to $21.7 million or 79% of total revenues in the same period of the prior year. • Maintenance revenues for the quarter ended January 31, 2024 decreased 11% to $7.7 million compared to $8.6 million for the same period last year partially due to the divestiture of the Transportation group in November, 2023. • Professional services and other revenues for the quarter ended January 31, 2024 decreased 28% to $3.4 million for the quarter ended January 31, 2024 compared to $4.8 million for the same period last year. The decline was primarily driven by lower than expected seasonally adjusted project work and outsourcing of some services to systems integrators and other service providers. • Software license revenues were $0.3 million for the quarter ended January 31, 2024 compared to $1.0 million in the same period last year, continuing the focus on cloud services sales.

• Operating earnings for the quarter ended January 31, 2024 were $0.8 million compared to $2.7 million for the same period last year. • GAAP net earnings from continuing operations for the quarter ended January 31, 2024 were $4.2 million or $0.12 per fully diluted share compared to $3.2 million or $0.09 per fully diluted share for the same period last year. • Adjusted net earnings from continuing operations for the quarter ended January 31, 2024, which excludes non-cash stock-based compensation expense and amortization of acquisition-related intangibles, were $6.3 million or $0.19 per fully diluted share compared to $4.4 million or $0.13 per fully diluted share for the same period last year. • EBITDA from continuing operations was $2.4 million for the quarter ended January 31, 2024 compared to $3.5 million for the same period last year. • Adjusted EBITDA from continuing operations was $4.0 million for the quarter ended January 31, 2024 compared to $4.8 million for the same period last year. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation expense. Key Fiscal 2024 Year to Date Financial Highlights from Continuing Operations: • Subscription fees were $41.2 million for the nine months ended January 31, 2024, a 10% increase compared to $37.4 million for the same period last year, while Software license revenues were $0.8 million compared to $2.0 million for the same period last year. • Total revenues for the nine months ended January 31, 2024 decreased 5% to $77.1 million compared to $81.5 million for the same period last year. • Recurring revenue streams for Maintenance and Cloud Services were $65.2 million and $63.8 million or 85% and 78% of total revenues for the nine-month periods ended January 31, 2024 and 2023, respectively. • Maintenance revenues for the nine months ended January 31, 2024 were $24.0 million, a 9% decrease compared to $26.4 million for the same period last year. • Professional services and other revenues for the nine months ended January 31, 2024 decreased 29% to $11.1 million compared to $15.7 million for the same period last year. The decline was primarily driven by lower project work and outsourcing of some services to systems integrators and other service providers s. • For the nine months ended January 31, 2024, the Company reported continuing operating earnings of approximately $3.4 million compared to $7.6 million for the same period last year. • GAAP net earnings from continuing operations were approximately $7.4 million or $0.22 per fully diluted share for the nine months ended January 31, 2024, a 5% increase compared to $7.1 million or $0.21 per fully diluted share for the same period last year. • Adjusted net earnings from continuing operations for the nine months ended January 31, 2024, which exclude stock-based compensation expense and amortization of acquisition-related intangibles, increased 25% to $13.3 million or $0.39 per fully diluted share, compared to $10.6 million or $0.31 per fully diluted share for the same period last year.

• EBITDA from continuing operations decreased by 29% to $7.1 million for the nine months ended January 31, 2024 compared to $10.0 million for the same period last year. • Adjusted EBITDA from continuing operations decreased 15% to $11.8 million for the nine months ended January 31, 2024 compared to $14.0 million for the nine months ended January 31, 2023. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation. Key Third Quarter of Fiscal Year 2024 highlights: Clients & Channels • Notable new and existing customers placing orders with the Company in the third quarter include: Aaron’s LLC, Herbalife Inc., INCOFE, S.A.S., Kontoor Brands, Omega Pharma International NV, Richardson Sports, Inc., Sigma-Aldrich Corporation and Williams Scotsman, Inc. • During the quarter, SaaS subscription and software license agreements were signed with customers located in the following countries: Australia, Belgium, France, Sweden, Switzerland, the United Kingdom, the United States and Uruguay. Company & Technology • Logility’s planning solutions and employees were recognized in the following publications: o Allan Dow, president, Logility, Inc. was quoted in the 2024 Supply Chain Predictions published by Inbound Logistics saying “2024 will be about AI implementation. By optimizing network flows, manufacturers can better utilize their resources, optimize margins, and drive long-term profit growth.” o Lisa Henriott, SVP Product Marketing, joined Tyler Fusser of Supply Chain Connect to discuss the inventory management challenges companies face today and how Logility’s inventory optimization capabilities allow companies to analyze trade-offs at different inventory levels, including finished goods, work in process, or raw materials. o Both IT in the Supply Chain and READ Magazine highlighted how Logility maximizes production efficiencies with advanced scheduling capabilities in its Manufacturing Optimization solution. • In November, Logility announced the extension of its Manufacturing Optimization solution to maximize production efficiencies with advanced scheduling capabilities. Utilizing Industry 4.0 technologies such as artificial intelligence (AI), machine learning (ML) and automation to continuously sense, analyze, and update activity in digital supply chains to help ensure clients gain the highest utilization possible of equipment and resources. • Also in November, Logility was a sponsor at the Gartner Supply Chain Planning Summit North America where they showcased their AI-first planning platform to summit attendees and analysts.

• In December, Logility released new capabilities to its Digital Supply Chain Platform to leverage artificial intelligence (AI), machine learning (ML), and automation to deepen inventory, manufacturing, and ESG capabilities. New platform capabilities include: InventoryAI+ Dashboard, Probabilistic Inventory Planning with Automated Inventory Policies, and Cloud-Configuration and Onboarding in Manufacturing Optimization. Their Vendor Management: Corporate Responsibility capabilities now include Cancel Compliance Form and Legal Compliance Violation features to foster transparency and aid efficient compliance monitoring for all clients. • In January, Logility announced capabilities to advance supplier management, and support transparent supply chain practices for apparel and soft goods companies. These capabilities allow companies to elevate visibility into vendor and supplier relationships: o Vendor Compliance Dashboard: Track supplier sustainability performance and progress easily. o Faster Supplier Onboarding: Streamlined evaluation with improved certificate management. o Reduce Product Risk: Identify at-risk purchase orders and restricted suppliers efficiently. o Enhanced Communication: Cancel compliance forms with clear notifications to all parties. o Track Legal Violations: Record and modify legal details for better compliance monitoring. The overall financial condition of the Company remains strong, with cash and investments of approximately $78.3 million. During the third quarter of fiscal year 2024, the Company paid shareholder dividends of approximately $3.8 million and purchased approximately 516k American Software Class A shares for $5.4mm under the authorized stock buyback program which we completed this quarter for a total of approximately 946k shares for $10.2 million or an average price of $10.83 per share. “We delivered solid third quarter results and remain on track to achieve our guidance for fiscal 2024, which is unchanged from the prior quarter,” said Allan Dow, CEO and President of American Software. “Since the start of the new calendar year, we have seen an increase in activity with both existing and prospective customers progressing initiatives to adopt our AI-first supply chain planning solutions. The strength of our pipeline and greater customer engagement leaves us poised for a strong finish to our fiscal 2024.” Fiscal Year 2024 Financial Outlook from Continuing Operations: • Total revenues of $100.0 million to $104.0 million, including total recurring revenues of $85.0 million to $88.0 million. • Adjusted EBITDA of $14.5 million to $16.0 million. About American Software, Inc.

Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entity Logility, delivers optimized demand, inventory, manufacturing, and supply planning tools – helping to provide executives the confidence and control to increase margins and service levels, while delivering sustainable supply chains. Serving clients such as Big Lots, Carter’s, Destination XL, Hostess, Husqvarna Group, Jockey International, Johnson Controls, Parker Hannifin, Red Wing Shoe Company, Spanx, Dole Fresh Vegetables, Inc., and Fender Musical Instrument Co, our solutions are marketed and sold through a direct sales team as well as an independent global value-added reseller distribution network. Logility’s planning platform leverages Generative AI, advanced AI-driven algorithms, and machine learning. Our engineered approach drives team alignment for over 650 clients in 80 countries with prioritized, value- focused outcomes. For more information about Logility, please visit www.logility.com. Logility is a wholly- owned subsidiary and operating entity of American Software, Inc. (NASDAQ: AMSWA). You can learn more about American Software at www.amsoftware.com or by calling (404) 364-7615 or email kliu@amsoftware.ocom. Operating and Non-GAAP Financial Measures American Software, Inc. (the “Company”) includes non-GAAP financial measures (EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share) in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (loss)/income & other, net, and income tax expense. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (loss)/income & other, net, income tax expense and non-cash stock- based compensation expense. Forward Looking Statements This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty and the timing and degree of business recovery; the irregular pattern of the Company’s revenues; dependence on particular market segments or customers; competitive pressures; market acceptance of the Company’s products and services; technological complexity; undetected software errors; potential product liability or warranty claims; risks associated with new product development; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company’s current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Kevin Liu, American Software, Inc., (626) 657-0013 or email kliu@amsoftware.com. Logility® is a registered trademark of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners. ###

American Software Third Quarter of Fiscal Year 2024 Results

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Third Quarter Ended January 31, 2024	Third Quarter Ended January 31, 2023	Pct Chg.	Nine Months Ended January 31, 2024	Nine Months Ended January 31, 2023	Pct Chg.
Revenues from continuing operations:						
Subscription fees	$ 14,114	$ 13,003	9%	$ 41,235	$ 37,391	10%
License fees	277	1,017	(73%)	795	2,025	(61%)
Professional services & other	3,418	4,758	(28%)	11,107	15,687	(29%)
Maintenance	7,727	8,649	(11%)	23,990	26,384	(9%)
Total Revenues	25,536	27,427	(7%)	77,127	81,487	(5%)
Cost of Revenues from continuing operations:						
Subscription services	4,944	4,005	23%	13,768	11,682	18%
License fees	3	358	(99%)	168	541	(69%)
Professional services & other	2,694	3,498	(23%)	8,610	10,682	(19%)
Maintenance	1,449	1,607	(10%)	4,877	4,757	3%
Total Cost of Revenues	9,090	9,468	(4%)	27,423	27,662	(1%)
Gross Margin	16,446	17,959	(8%)	49,704	53,825	(8%)
Operating expenses from continuing operations:						
Research and development	4,546	4,402	3%	13,064	13,220	(1%)
Sales and marketing	5,039	4,904	3%	16,083	15,537	4%
General and administrative	5,853	5,883	(1%)	16,775	17,350	(3%)
Amortization of acquisition-related intangibles	193	25	672%	346	81	327%
Total Operating Expenses	15,631	15,214	3%	46,268	46,188	0%
Operating Earnings from continuing operations	815	2,745	(70%)	3,436	7,637	(55%)
Interest Income & Other, Net	4,417	1,334	231%	5,726	1,308	338%
Earnings from continuing operations Before Income Taxes	5,232	4,079	28%	9,162	8,945	2%
Income Tax Expense	1,080	907	19%	1,775	1,882	(6%)
Net Earnings from continuing operations	$ 4,152	$ 3,172	31%	$ 7,387	$ 7,063	5%
(Loss)/Earnings from discontinuing operations, Net of Income Taxes (1)	$ (64)	$ 45	nm	$ 1,812	$ 323	461%
Net Earnings	$ 4,088	$ 3,217	27%	$ 9,199	$ 7,386	25%
Earnings per common share from continuing operations: (2)						
Basic	$ 0.12	$ 0.09	33%	$ 0.22	$ 0.21	5%
Diluted	$ 0.12	$ 0.09	33%	$ 0.22	$ 0.21	5%
Earnings per common share from discontinuing operations: (2)						
Basic	$ -	$ -	-	$ 0.05	$ 0.01	400%
Diluted	$ -	$ -	-	$ 0.05	$ 0.01	400%
Earnings per common share: (2)						
Basic	$ 0.12	$ 0.09	33%	$ 0.27	$ 0.22	23%
Diluted	$ 0.12	$ 0.09	33%	$ 0.27	$ 0.22	23%
Weighted average number of common shares outstanding:						
Basic	33,292	33,759		33,842	33,711	
Diluted	33,337	33,965		33,866	34,006	

nm- not meaningful

AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

NON-GAAP Operating Earnings:	Third Quarter Ended January 31, 2024	Third Quarter Ended January 31, 2023	Pct Chg.	Nine Months Ended January 31, 2024	Nine Months Ended January 31, 2023	Pct Chg.
Operating Earnings from continuing operations (GAAP Basis)	$ 815	$ 2,745	(70%)	$ 3,436	$ 7,637	(55%)
Amortization of acquisition-related intangibles	1,168	233	401%	2,195	602	265%
Stock-based compensation	1,586	1,294	23%	4,720	3,935	20%
NON-GAAP Operating Earnings from continuing operations:	3,569	4,272	(16%)	10,351	12,174	(15%)
Non-GAAP Operating Earnings from continuing operations, as a % of revenue	14%	16%		13%	15%	

NON-GAAP EBITDA:	Third Quarter Ended January 31, 2024	Third Quarter Ended January 31, 2023	Pct Chg.	Nine Months Ended January 31, 2024	Nine Months Ended January 31, 2023	Pct Chg.
Net Earnings from continuing operations (GAAP Basis)	$ 4,152	$ 3,172	31%	$ 7,387	$ 7,063	5%
Income Tax Expense	1,080	907	19%	1,775	1,882	(6%)
Interest Income & Other, Net	(4,417)	(1,334)	231%	(5,726)	(1,308)	338%
Amortization of intangibles	1,257	495	154%	2,527	1,583	60%
Depreciation	377	292	29%	1,114	805	38%
EBITDA from continuing operations (earnings before interest, taxes, depreciation and amortization)	2,449	3,532	(31%)	7,077	10,025	(29%)
Stock-based compensation	1,586	1,294	23%	4,720	3,935	20%
Adjusted EBITDA from continuing operations	$ 4,035	$ 4,826	(16%)	$ 11,797	$ 13,960	(15%)
EBITDA from continuing operations, as a percentage of revenues	10%	13%		9%	12%	
Adjusted EBITDA, from continuing operations, as a percentage of revenues	16%	18%		15%	17%	

NON-GAAP Earnings Per Share	Third Quarter Ended January 31, 2024	Third Quarter Ended January 31, 2023	Pct Chg.	Nine Months Ended January 31, 2024	Nine Months Ended January 31, 2023	Pct Chg.
Net Earnings from continuing operations (GAAP Basis)	$ 4,152	$ 3,172	31%	$ 7,387	$ 7,063	5%
Amortization of acquisition-related intangibles (3)	927	181	412%	1,870	473	295%
Stock-based compensation (3)	1,259	1,006	25%	4,002	3,107	29%
Adjusted Net Earnings from continuing operations	$ 6,338	$ 4,359	45%	$ 13,259	$ 10,643	25%
Adjusted non-GAAP diluted earnings per share from continuing operations	$ 0.19	$ 0.13	46%	$ 0.39	$ 0.31	26%

	Third Quarter Ended January 31, 2024		Pct Chg.	Nine Months Ended January 31, 2024		Pct Chg.
	2024	2023	Pct Chg.	2024	2023	Pct Chg.
NON-GAAP Earnings Per Share						
Net Earnings from continuing operations (GAAP Basis)	$ 0.12	$ 0.09	33%	$ 0.22	$ 0.21	5%
Amortization of acquisition-related intangibles (3)	0.03	0.01	-	$ 0.05	0.01	400%
Stock-based compensation (3)	$ 0.04	0.03	33%	$ 0.12	0.09	33%
Adjusted Net Earnings from continuing operations	$ 0.19	$ 0.13	46%	$ 0.39	$ 0.31	26%

	Third Quarter Ended January 31,			Nine Months Ended January 31,		
	2024	2023	Pct Chg.	2024	2023	Pct Chg.
Amortization of acquisition-related intangibles						
Cost of Subscription Services	$ 975	$ 208	369%	$ 1,849	$ 521	255%
Operating expenses	193	25	672%	347	81	328%
Total amortization of acquisition-related intangibles	$ 1,168	$ 233	401%	$ 2,196	$ 602	265%
Stock-based compensation						
Cost of revenues	$ 90	$ 70	29%	$ 251	$ 178	41%
Research and development	174	145	20%	513	437	17%
Sales and marketing	312	152	105%	1,040	568	83%
General and administrative	1,010	927	9%	2,916	2,752	6%
Total stock-based compensation	$ 1,586	$ 1,294	23%	$ 4,720	$ 3,935	20%

(1) For more information, please see note F related to discontinuing operations in the Company's unaudited condensed consolidated financial statements filed on December 11, 2023.

(2) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Continuing operations diluted per share for Class B shares under the two-class method are $0.12 and $0.22 for the three and nine months ended Janaury 31, 2024, respectively. Continuing diluted per share for Class B shares under the two-class method are $0.09 and $0.21 for the three and nine months ended Janaury 31, 2023, respectively.

(3) -Continuing and discontinuing operations are tax affected using the effective tax rate excluding a discrete item related to excess tax benefit for stock options in the following table.

	Three Months Ended Janaury 31, 2024	Three Months Ended Janaury 31, 2023	Nine Months Ended January 31, 2023	Nine Months Ended January 31, 2024
Continuing Operations	20.6%	22.2%	21.0%	19.4%
Discontinuing Operations	nm	0.0%	0.0%	23.9%
Consolidated Operations	21.9%	22.1%	21.2%	20.3%

nm- not meaningful

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	January 31, 2024	April 30, 2023
Cash and Cash Equivalents	$ 55,854	$ 90,059
Short-term Investments	22,454	23,451
Accounts Receivable:		
Billed	22,796	23,476
Unbilled	1,343	1,569
Total Accounts Receivable, net	24,139	25,045
Prepaid expenses and other current assets	6,973	7,831
Current Assets from discontinuing operations	-	3,603
Total Current Assets	109,420	149,989
Investments - Non-current	-	486
PP&E, net	5,897	6,444
Capitalized Software, net	59	391
Goodwill	46,393	29,558
Other Intangibles, net	10,948	2,143
Other Non-current Assets	6,311	6,609
Total Assets	$ 179,028	$ 195,620
Accounts Payable	$ 1,086	$ 2,131
Accrued Compensation and Related costs	2,516	4,077
Dividend Payable	3,654	3,756
Other Current Liabilities	3,275	3,638
Deferred Revenues	37,154	43,124
Current liabilities of discontinued operations	-	318
Current Liabilities	47,685	57,044
Other Long-term Liabilities	249	288
Total Liabilities	47,934	57,332
Shareholders' Equity	131,094	138,288
Total Liabilities & Shareholders' Equity	$ 179,028	$ 195,620

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Nine Months Ended January 31, 2024	2023
	2024	2023
Net cash provided by (used in) operating activities of continuing operations	$ 7,837	$ (11,574)
Cash provided by operating activities of discontinued operations	1,554	1,108
Net cash provided by/(used in) operating activities	9,391	(10,466)
Purchases of property and equipment, net of disposals	(460)	(3,655)
Purchase of business, net of cash acquired	(25,041)	(6,500)
Proceeds from sale of business	660	-
Net cash used in investing activities of continuing operations	(24,841)	(10,155)
Net cash provided by investing activities of discontinued operations	1,825	-
Net cash used in investing activities	(23,016)	(10,155)
Dividends paid	(11,272)	(11,117)
Purchases of common stock	(10,235)	-
Proceeds from exercise of stock options	290	1,654
Net cash used in financing activities of continuing operations	(21,217)	(9,463)
Net Cash used in financing activities of discontinued operations	-	-
Net cash used in financing activities	(21,217)	(9,463)
Net change in cash and cash equivalents	(34,842)	(30,084)
Cash and cash equivalents at beginning of period	90,696	110,690
Cash and cash equivalents at end of period	$ 55,854	$ 80,606